SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549
                         ___________


                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



                        March 8, 1999
      Date of Report (Date of earliest event reported)



                THE PERKIN-ELMER CORPORATION
     (Exact Name of Registrant as Specified In Charter)



             New York                1-4389          06-0490270
  (State or Other Jurisdiction   (Commission         (IRS Employer
       of Incorporation)           File No.)      Identification No.)


                       761 Main Avenue
              Norwalk, Connecticut  06859-0001
(Address of Principal Executive Offices, Including Zip Code)


                       (203) 762-1000
    (Registrant's telephone number, including area code)

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Item 5.  Other Events.

     On March 8, 1999, The Perkin-Elmer Corporation (the "Corporation") issued a press release in which it announced that it had entered into a definitive agreement to sell its Analytical Instruments Division to EG&G, Inc. ("EG&G") for $425 million. The consideration to be received by the Corporation will include $275 million in cash and $150 million in EG&G debt bearing a 5 percent coupon and having a one-year maturity. The Corporation also announced that it intends to change its name to PE Corporation and will transfer rights to the "Perkin-Elmer" brand name to EG&G.

      Both companies' boards of directors have approved the transaction, which is not subject to conditions relating to financing. Its completion is subject to regulatory approval and other normal closing conditions.

       A copy of the Corporation's press release is attached hereto as Exhibit 99.


Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

     (c)  Exhibits.

     The following exhibit is filed with this report.

          Exhibit No.                   Description

            99.           Press Release dated March 8,1999.



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


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE PERKIN-ELMER
CORPORATION


                              By:  /s/ William B. Sawch
                                    William B. Sawch
                                    Senior Vice President, General Counsel
                                    and Secretary




Dated:  March 16, 1999


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